Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

WSO Investments, Inc.

August 28, 2020 and August 30, 2019

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
WSO Investments, Inc.

We have audited the accompanying consolidated financial statements of WSO Investments, Inc. (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheets as of August 28, 2020 and August 30, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WSO Investments, Inc. and subsidiaries as of August 28, 2020 and August 30, 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Houston, Texas
February 19, 2021

WSO Investments, Inc.

CONSOLIDATED BALANCE SHEETS

As of August 28, 2020 and August 30, 2019

(in 000's)

	August 28,	August 30,
	2020	2019
ASSETS

CURRENT ASSETS
Cash	$247	$438
Accounts receivable, less allowance of $468 and $473, respectively	16,961	14,244
Inventories	72,028	76,196
Income taxes refundable	-	910
Prepaid expenses	954	638

TOTAL CURRENT ASSETS	90,190	92,426

PROPERTY AND EQUIPMENT, net	2,709	2,693

DUE FROM WSO HOLDINGS, LP	2,402	2,342

INVESTMENT IN WS SERVICES, LLC	617	-

INTANGIBLE ASSETS, net	35,121	40,553

OTHER LONG TERM ASSETS	552	707

GOODWILL	57,149	57,149

TOTAL ASSETS	$188,740	$195,870

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,027	$12,670
Accrued expenses	9,213	10,718
Accrued interest	1,308	92
Income taxes payable	417	-

TOTAL CURRENT LIABILITIES	19,965	23,480

DEFERRED RENT	1,180	283

DEFERRED INCOME TAX LIABILITIES, net	5,936	6,881

LONG-TERM DEBT, net	79,201	84,580

TOTAL LIABILITIES	106,282	115,224

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
WSO Investments, Inc.:
Common stock $.01 par value - Class A voting shares, 100 shares authorized, 1.84 shares issued and outstanding	-	-
Common stock $.01 par value - Class B non-voting shares, 1,600 shares authorized, 900 shares issued and outstanding	-	-
Common stock $.01 par value - Class C non-voting shares, 100 shares authorized, 0.00 shares issued and outstanding	-	-
Equity warrants	124	124
Paid-in capital	98,844	98,844
Less treasury stock, .16 and .13 Class A shares, respectively, at cost	(10,169)	(10,169)
Retained deficit	(6,341)	(8,153)

TOTAL STOCKHOLDERS' EQUITY	82,458	80,646

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$188,740	$195,870

The accompanying notes are an integral part of these consolidated financial statements.

WSO Investments, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended August 28, 2020 and August 30, 2019

(in 000's)

	August 28,	August 30,
	2020	2019
Sales	$198,925	$186,662

Less discounts, returns and allowance	9,408	10,132

Net sales	189,517	176,530

Cost of goods sold	161,105	158,805

Gross profit	28,412	17,725

Selling and general and administrative expenses
Selling	4,005	3,973
General and administrative	7,293	6,859
Depreciation and amortization	6,466	6,593

Operating Income	10,648	300

Other income (loss)	217	(10,774)

Interest expense, net	8,404	8,273

Income (loss) before taxes	2,461	(18,747)

Provision (benefit) for income taxes	649	(4,336)

NET INCOME (LOSS)	$1,812	$(14,411)

The accompanying notes are an integral part of these consolidated financial statements.

WSO Investments, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years ended August 28, 2020 and August 30, 2019

(in 000's)

	Common stock								Purchase	Paid-in
	Class A Shares		Class B		Class C		Treasury stock		warrant	capital	Retained	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	amount	amount	deficit	equity
Balance, September 1, 2019	1.87	$-	900	$-	-	$-	0.13	$(9,454)	-	$98,844	$6,258	$95,648

Repurchase of Class A shares	(0.03)	-	-	-	-	-	0.03	(715)	-	-	-	(715)

Warrants Issued	-	-	-	-	-	-	-	-	124	-	-	124

Net loss	-	-	-	-	-	-	-	-	-	-	(14,411)	(14,411)

Balance, August 30, 2019	1.84	-	900	-	-	-	0.16	(10,169)	124	98,844	(8,153)	80,646

Net income	-	-	-	-	-	-	-	-	-	-	1,812	1,812

Balance, August 28, 2020	1.84	$-	900	$-	-	$-	0.16	$(10,169)	$124	$98,844	$(6,341)	$82,458

The accompanying notes are an integral part of these consolidated financial statements.

WSO Investments, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended August 28, 2020 and August 30, 2019
(in 000's)

	August 28,	August 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,812	$(14,411)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	1,035	1,162
Amortization of intangibles	5,431	5,431
Amortization of debt issuance costs	755	1,851
Amortization of long term assets	155	-
Deferred income taxes	(945)	(4,856)
Deferred rent expense	897	52
Impairment of candy assets	-	10,579
Provision for bad debt expense	341	(13)
Paid in kind interest	2,283
(Increase) decrease in:
Accounts receivable	(3,058)	2,912
Income taxes refundable	910	2,630
Inventories	4,168	(3,847)
Prepaid expenses	(316)	395
(Decrease) increase in:
Accounts payable	(3,643)	2,181
Income taxes payable	417	-
Accrued expenses	(1,505)	(550)
Accrued interest	1,156	(59)

Net cash provided by operating activities	9,893	3,457

Cash flows from investing activities:
Investment in WS Services, LLC	(617)	-
Investment in intangible assets	-	(42)
Investment in other non-current asset	-	(707)
Purchase of property and equipment	(1,051)	(1,605)

Net cash used in investing activities	(1,668)	(2,354)

Cash flows from financing activities:
Payments on term note	-	(33,442)
Payments on revolving credit agreement, net	(8,370)	(10,030)
Borrowings on term note		36,000
Borrowing on subordinated promissory note	-	6,429
Issuance of stock purchase warrant	-	124
Proceeds on note receivable from employee	-	679
Debt issuance costs	(46)	(4,435)
Repurchase treasury shares	-	(715)

Net cash used in financing activities	(8,416)	(5,391)

NET DECREASE IN CASH	(191)	(4,288)

Cash, beginning of year	438	4,726

Cash, end of year	$247	$438

Supplemental disclosures of cash flow information:
Income taxes paid	$539	$676
Interest paid	$5,255	$5,386

The accompanying notes are an integral part of these consolidated financial statements.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 28, 2020 and August 30, 2019

($ in thousands)

NOTE A - BUSINESS AND ORGANIZATION

WSO Investments, Inc. (“WSO”), a Delaware Corporation, was formed in April 2012 to acquire all of the equity of Wholesome Sweeteners, Inc. (“Wholesome”), a Delaware Corporation. Wholesome was formed by Edward Billington & Son, Ltd. (“Billington”) and Imperial Sugar Company (“Imperial”) in June 2001 to import, market, distribute, and sell organic sugars, unrefined specialty sugars, and related products. Operations began on July 1, 2001. On November 23, 2015, Wholesome acquired 100% of the issued and outstanding units of TruSweets, LLC (“TruSweets”), a producer of organic and all natural candy and related products based in the United States. WSO, Wholesome and TruSweets are collectively referred to as the Company.

In fiscal year 2019, the Company made the decision to discontinue operations of its candy segment of the business. In connection with this, the Company recognized a loss of $10,600, which is included in other income in the accompanying consolidated statements of operations. The loss consisted of goodwill impairment charges of $6,800, an inventory reserve of $1,800, a property and equipment write down of $1,700 and a reserve for other expenses of $300 in the year ended August 30, 2019. In March 2020, the operation of the candy segment was discontinued.

The results of the candy segment are not considered material and as such, have not been presented separately on the consolidated balance sheets, statements of operations or cash flows as of August 28, 2020 and August 30, 2019 and for the years then ended.

In December 2019 the Company entered into a partnership agreement with Sucro Can International, LLC (“Sucro”) to form WS Services, LLC (“WS Services”). As of August 28, 2020 the Company had a 50% interest in the partnership. The investment is accounted for using the equity method in the consolidated balance sheets.

In early 2020, an outbreak of a novel strain of coronavirus (“COVID-19”) emerged globally and the financial markets have experienced significant volatility as a result. Although it is not possible to reliably estimate the length or severity of this outbreak and the resulting financial impact, the Company may be adversely affected by the risks and market uncertainty related to the recent outbreak. Further, as a result of COVID-19 there have been travel restrictions and closures mandated by federal, state and local authorities which could negatively impact the Company’s operations. While the extent of the impact of COVID-19 on the Company’s operational and financial performance is uncertain, the Company does not anticipate any resulting negative impacts.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and related notes are representations of the Company’s management who is responsible for the integrity and objectivity of the financial statements. The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Accounting principles followed by the Company and the methods of applying those principles, which can materially affect the determination of financial position, results of operations and cash flows are summarized as follows:

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Principles of Consolidation

The consolidated financial statements include WSO Investments, Inc., Wholesome Sweeteners, Inc., and TruSweets, LLC (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for investments over which it has significant influence but not a controlling financial interest using the equity method of accounting.

Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ significantly from those estimates.

Fiscal Year-End

The Company has adopted a 52/53 week fiscal year. The Company’s fiscal year ends on the Friday nearest to August 31. Accordingly, the Company’s results of operations and cash flows are for the fiscal years ended August 28, 2020 and August 30, 2019.

Cash

The Company defines cash as cash on deposit and short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash.

Accounts Receivable

Accounts receivable is recorded net of the allowance for doubtful accounts. The allowance for doubtful accounts is an estimate based on a review of the customer accounts with consideration given to historical performance, trends, and credit exposure.

Inventories

Inventories consist primarily of finished goods and are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out (“FIFO”) method.

Property and Equipment

Property and equipment is recorded at cost. Ordinary maintenance and repairs are charged to expense as incurred. Expenditures that extend the physical or economic life of the assets are capitalized and depreciated. Gains or losses on the disposition of assets sold or retired are recognized in income and the related asset and accumulated depreciation accounts are adjusted accordingly. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets. Computer equipment and software and motor vehicles have a three year estimated useful life, plant and equipment has a ten year estimated useful life, office equipment has a five year useful life, and office furniture has a five to seven year useful life. Leasehold improvements are depreciated over their useful lives or the term of the lease, whichever is shorter.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Equity Method Investment

In December 2019, WSI entered into a partnership agreement with Sucro Can International, LLC to form WS Services, LLC with the purpose to manage and operate a bonded warehouse located in Lackawanna, New York. As of August 28, 2020, the Company had a 50% interest in the partnership. The partnership did not have any operating activities during the year and the balance of the investment as of August 28, 2020 represents the initial investment in the partnership of $617.

The Company accounts for its investment in its unconsolidated affiliate, which we do not control but have the ability to exercise significant influence over, using the equity method investment. Under this method, the investment is recorded at acquisition cost, increased by our proportionate share of earnings and additional capital contributions and decreased by our proportionate share of any losses and distributions received.

Intangible Assets and Goodwill

Assets acquired and liabilities assumed in a business acquisition are recorded at fair value on the date of the acquisition. Purchase consideration in excess of the aggregate fair value of acquired net assets is allocated to identifiable intangible assets and any remaining excess purchase consideration is allocated to goodwill. The total amount of goodwill arising from an acquisition may be assigned to one or more reporting units in situations where the acquired business consists of multiple operating segments. The method of assigning goodwill to reporting units shall be reasonable and supportable and applied in a consistent manner and may involve estimates and assumptions.

Impairment testing is performed annually or upon the occurrence of a triggering event indicating that the fair value of the entity might be less than its carrying amount. When a triggering event occurs, an entity has the option to perform a qualitative assessment to determine whether a quantitative test is needed. If that assessment demonstrates it is not more likely than not that impairment exists, no further testing is required. On the other hand, if impairment of goodwill is more likely than not, a quantitative test is required that compares the fair value of the entity with its carrying amount.

We performed a quantitative goodwill impairment test as of August 30, 2019 and determined fair value using the income approach. Under the income approach, we determined fair value based on estimated future cash flows reflective of management’s decision to discontinue operations of the candy segment of the business as discussed in Note A. Based on the quantitative goodwill impairment test described above, our carrying amount exceeded fair value and as a result, we recognized a goodwill impairment of $6,800 million during the year ending August 30, 2019.

The estimated useful life to amortize intangible assets is as follows:

Customer relationships - ingredient	12 years
Customer relationships - retail	15 years
Trade names	20 years
Non-compete	4 years

Debt Issuance Costs

Deferred financing costs are amortized on a straight-line basis over the term of the related debt, which approximates the effective interest method. Unamortized debt issuance costs are shown as a reduction of long-term debt.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurements of an impairment loss for long-lived assets that management expects to hold and use are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less cost to sell. As described in Note A, during the year ended August 30, 2019 the Company wrote down assets related to the candy business due to the decision to discontinue operations.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable, and other current liabilities approximates fair value due to their short-term maturities. The carrying value of the Company’s line of credit approximates fair value due to the stated interest rates approximating market rates.

Revenue Recognition

On September 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method. The adoption was made on all contracts with customers that are not complete at the date of initial application. The Company’s adoption of ASC 606 did not result in an adjustment to the opening balance of retained earnings as of September 1, 2018 but it increased disclosure requirements with respect to its revenues from contracts with customers.

Application of ASC 606

The Company accounts for a contract or purchase order when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

The Company’s contracts with customers generally represent a single performance obligation related to the fulfillment of customer orders for the purchase of its products, which include organic sugars, unrefined specialty sugars, and related products as well as organic and all natural candy and related products. While unit prices are generally fixed, the Company provides variable consideration to customers, typically in the form of early payment discounts and promotional discounts which are estimated using the most likely and expected value methods of estimation, respectively, as defined within ASC 606. Such discounts are recorded as a reduction of revenue at the time revenue is recorded. The Company also accepts returns from customers for goods having quality defects or for any other reasons such as disagreements or improper delivery. When revenue is recorded, estimates of returns are made based on historical return information and recorded as a reduction of revenue. Under ASC 606, the Company is also required to present a refund liability and a return asset within the consolidated financial statements to account for the customer’s right of return. There have been no significant refund liabilities and return assets recorded as of August 28, 2020 and August 30, 2019.

Revenues for all product sales are recognized at a point in time when control of the product passes to the customer, which is upon shipment, unless otherwise specified within the customer contract or on the purchase order as upon delivery. This determination is based on applicable shipping terms, as well as the consideration of other indicators, including timing of when the Company has a present right to payment, when physical possession of products is transferred to customers, when the customer has the significant risks and rewards of ownership of the asset, and any provisions in contracts regarding customer acceptance.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Practical Expedients and Policy Elections

The Company elected certain permitted practical expedients and made accounting policy elections upon adoption of ASC 606:

The Company elected to use the portfolio approach practical expedient in applying ASC 606. Such expedient allows the Company to apply ASC 606 to a portfolio of contracts with similar characteristics as it reasonably expects that the effects on the consolidated financial statements of applying ASC 606 to the portfolio would not differ materially from applying this guidance to the individual contracts within that portfolio.

The Company's contracts with customers generally contain payment terms ranging from cash before delivery to 60 days. Since the standard payment term is less than one year, the Company elected the practical expedient to not assess whether a contract has a significant financing component.

The Company’s contracts are of durations that are less than one year. Accordingly, the Company elected the practical expedient of recognizing incremental costs of obtaining contracts (i.e. commissions) as an expense when incurred if the amortization period of the assets the Company otherwise would have recognized is one year or less.

The Company made an accounting policy election to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment activity, rather than a separate performance obligation.

Disaggregation of Revenues

The Company’s revenues by type of customer for the fiscal years ended August 28, 2020 and August 30, 2019 are as follows:

	2020	2019
Ingredients	$46,992	$46,897
Private label	91,897	80,820
Retail	59,221	57,885
Others	815	1,069

Total sales	198,925	186,662

Discount, returns and allowances	9,408	10,132

Net sales	$189,517	$176,530

Advertising

Consumer targeted advertising costs, which are included in selling expenses, are expensed as incurred and were $1,268 and $450 for the years ended August 28, 2020 and August 30, 2019, respectively.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Sales Incentives

Certain sales incentives, which include customer promotional activities such as off-invoice promotions and early payment discounts, are recorded as reductions of sales at the time revenue is recognized. Such allowances, where applicable, are estimated based on the anticipated volume and promotional spending with specific customers. Sales incentives incurred were $6,575 and $7,079 for the years ended August 28, 2020 and August 30, 2019, respectively.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be due. Uncertain tax positions are recognized only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company classifies both interest and penalties, if any, related to unrecognized tax benefits as income tax expense on the consolidated statements of operations.

Treasury Stock

The Company uses the cost method to record treasury stock purchases whereby the entire cost of the acquired shares of the common stock is recorded as treasury stock (at cost). When the Company subsequently reissues these shares, proceeds in excess of cost upon the issuance of treasury shares are credited to additional paid in capital, while any deficiency is charged to retained earnings.

Evaluation of Going Concern

The Company performed an evaluation of its ability to continue as a going concern within one year after the date the consolidated financial statements were available to be issued. No going concern issues were identified.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards (“FASB”) issued its new lease accounting guidance in Accounting Standards Update (“ASU”) 2016-02, Leases (“Topic 842”). Under the new guidance, lessees will be required to recognize for all leases (with the exception of short-term leases) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for annual periods beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of this ASU to the Company’s consolidated financial statements and related disclosures.

Subsequent Events

Subsequent events are evaluated through February 19, 2021, the date the financial statements were available to be issued.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

NOTE C - PROPERTY AND EQUIPMENT

A summary of major classifications of property and equipment as of August 28, 2020 and August 30, 2019 is as follows:

	2020	2019
Computer equipment	$1,792	$2,146
Plant and equipment	3,253	2,948
Office furniture	478	420
Office equipment	33	21
Leasehold improvements	816	569

Total property and equipment	6,372	6,104

Less accumulated depreciation	(3,663)	(3,412)

Property and equipment, net	$2,709	$2,693

Depreciation expense was $1,035 and $1,162 for the years ended August 28, 2020 and August 30, 2019.

NOTE D - INTANGIBLE ASSETS

A summary of intangible assets is as follows:

	2020
	Gross carrying	Accumulated	Net carrying
	amount	amortization	value
Customer relationships - ingredient	$18,500	$12,975	$5,525
Customer relationships - retail	46,400	26,036	20,364
Trade names	15,777	6,550	9,227
Non-compete	2,000	2,000	-
Domain name	7	2	5

Total intangible assets	$82,684	$47,563	$35,121

	2019
	Gross carrying	Accumulated	Net carrying
	amount	amortization	value
Customer relationships - ingredient	$18,500	$11,434	$7,066
Customer relationships - retail	46,400	22,942	23,458
Trade names	15,777	5,753	10,024
Non-compete	2,000	2,000	-
Domain name	7	2	5

Total intangible assets	$82,684	$42,131	$40,553

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Aggregate intangible amortization expense was $5,431 for each of the years ended August 28, 2020 and August 30, 2019.

Estimated aggregate amortization expense of intangible assets for the next five years is as follows:

Fiscal Year	Amount
2021	$5,432
2022	5,432
2023	5,432
2024	4,790
2025	3,891

$24,977

NOTE E - LONG-TERM DEBT

Credit Agreement

On September 2, 2014, the Company entered into a revolving credit agreement (the “Old Agreement”), which replaced the former line of credit and certain subordinated debt. The Old Agreement provided for up to $60,000 (subject to a borrowing base) of senior secured revolving credit loans, documentary and standby letters of credit, and a $40,000 dollar term loan secured by the same collateral. The Old Agreement was to expire September 2, 2019, and was secured by substantially all assets.

During fiscal years 2015 through 2019, the Company entered into seven separate amendments and related forbearance agreements, which provided for an additional term loan of $20,399, extended the termination date for both the term loan and the revolving credit agreement to July 26, 2022, amended interest periods, covenant dates, and waived certain covenant violations.

On August 21, 2019 the Old Agreement and amendments were replaced with a new Revolving Credit Note and Term loan described below. Interest expense on the Old Agreement was $3,798 for the year ended August 30, 2019. In conjunction with this transaction, there was $1,474 of capitalized cost written off related to the Old Agreement which included in debt issuance costs in the consolidated statements of cash flows.

Subordinated Convertible Promissory Note

On October 26, 2018, the Company entered into an $8,000 Subordinated Convertible Promissory Note with one of its largest indirect shareholders which is secured by the Company’s outstanding Class B shares. The initial draw on the note was $4,100. The note accrues interest at a rate of 12.0%. Interest is accrued and added to the principal amount of the note quarterly. The note matures on October 26, 2023 or earlier if certain conditions occur.

On March 1, 2019, the Company modified the $8,000 Subordinated Convertible Promissory Note to increase the amount available to $10,000.

On August 21, 2019, the Company made a second draw of $2,000.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

At any time prior to the maturity date, the majority noteholder on behalf of all noteholders, may elect to convert all or any portion of the then outstanding principal and interest into shares of Class C common stock of the Company. Immediately following any conversion, the Class C shares may be exchanged for an equal value of equity interest in WSO Holdings, LP. The number of Class C shares received on conversion is dependent on the converted balance divided by an equity valuation of $28,988,000. As of August 28, 2020, none of the principal or interest had been converted.

As of August 28, 2020 and August 30, 2019 there was $7,195 and $6,429 due on the note consisting of principle and interest. For the years ended August 28, 2020 and August 30, 2019 accrued interest expense was $823 and $421.

Revolving Credit Note and Term Loan

On August 21, 2019 the Company entered into a revolving credit note which provided for up to $75,000 (subject to the borrowing base) of senior secured revolving credit loans and letters of credit and has a first priority perfected security interest in substantially all assets, including but not limited to all receivables, equipment and fixtures, and inventory. The note expires on August 21, 2024. Interest on advances are payable on the first business day of each month with respect to domestic rate loans and the end of the interest period for LIBOR rate loans. There are no principal payments required during the term of the note. As of August 28, 2020 and August 30, 2019 there was $17,013 and $10,127 of availability and no letters associated with the note. Interest expense was $1,340 and $23 for the years ended August 28, 2020 and August 30, 2019. As of August 28, 2020 and August 30, 2019 and there was outstanding principal of $37,500 and 45,870.

On August 21, 2019 the Company entered into a $36,000 term loan which expires February 21, 2025 and has a standard second lien inter-creditor agreement with the holders of the senior secured revolving credit loans and letters of credit. The loan requires quarterly interest payments at a rate equal to the LIBOR rate plus applicable margin, plus the capitalized interest (“PIK”) rate. Interest payable at the PIK rate is capitalized into the term note quarterly. Remaining interest is paid in cash. There are no principal payments required during the term of the loan. Interest expense was $5,536 and $136 for the fiscal year ended August 30, 2019.

The Company capitalized $46 and $3,739 of legal and advisor costs, closing fees and other expenses incurred in conjunction with the revolving credit agreement and term loan for the period ending August 28, 2020 and August 30, 2019, respectively.

	2020	2019
Long-term debt consists of:
Subordinated debt	$7,195	$6,430
Term loan	37,517	36,000
Revolving credit loans	37,500	45,870

Total long-term debt	82,212	88,300

Less: Debt issuance costs	(3,011)	(3,720)

Total long-term debt, net	$79,201	$84,580

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

NOTE F - DEFINED CONTRIBUTION RETIREMENT PLAN

The Company has a defined contribution 401(k) plan for the benefit of its employees. Employees are generally eligible to participate in the plan immediately upon hire and obtaining age 18. The Company’s matching contributions to the plan were $393 and $372 for the years ended August 28, 2020 and August 30, 2019, respectively.

NOTE G - INCOME TAXES

The provision for income tax for each year consists of the following:

	2020	2019
Current expense:
Federal	$1,306	$339
State	288	181

Total current expense	1,594	520

Deferred benefit:
Federal	(883)	(4,328)
State	(62)	(528)

Total deferred benefit	(945)	(4,856)

Expense (benefit) for income taxes	$649	$(4,336)

A reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company for each year is as follows:

	2020	2019
Taxes at Federal income tax rate of 21%	$517	$(3,937)
State franchise/income taxes – net of federal income tax effect	165	(386)
Effect of permanent differences:
Other	(33)	(13)

Provision (benefit) for income taxes	$649	$(4,336)

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Deferred taxes as of August 28, 2020 and August 30, 2019 relate primarily to the following temporary differences:

	2020	2019
Current deferred income tax assets:
Bad debt provision	$116	$115
Sales discount provision	134	48
Inventory	313	91
Interest expense limitation	404	1,214
Deferred rent	287	52
Candy segment impairment	-	2,582
Accrued liabilities	243	82
Accrued interest	783	-
Other	35	-

Current deferred income tax assets	2,315	4,184

Non-current deferred income tax liabilities:
Tax in excess of book depreciation	(631)	(780)
Tax in excess of book amortization	(7,559)	(10,245)
Other	(61)	(40)

Total non-current deferred income tax liabilities	(8,251)	(11,065)

Total deferred income tax liabilities	$(5,936)	$(6,881)

The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. Wholesome is currently open to exam under the statute of limitations by the Internal Revenue Service for the fiscal years 2017 through 2019. The Company’s state tax returns are open to exam under the statute of limitations for the fiscal years 2016 through 2019.

In response to the global pandemic related to COVID-19, the President of the United States signed into law the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act on March 27, 2020.  The CARES Act provides numerous relief provisions for corporate tax payers, including modification of the utilization limitations on net operating losses, favorable expansions of the deduction for business interest expense under Internal Revenue Code Section 163(j), and the ability to accelerate timing of refundable alternative minimum tax credits.  There were no material tax impacts to our condensed consolidated financial statements as it relates to the CARES Act.

As of August 28, 2020 and August 30, 2019, the Company recognized no uncertain tax positions.

NOTE H - COMMON STOCK

WSO was formed in April 2012 with 1,100 shares of $0.01 par value common stock authorized of which 100 shares were designated Class A and 1,000 shares were designated Class B. In August 2019 the Company amended the Certificate of Incorporation to have authorized 1,800 total shares of $0.01 par value common stock of which 100 shares are designated Class A, 1,600 shares are Class B, and 100 shares are Class C. As of August 28, 2020 and August 30, 2019 there were 1.84 shares of Class A, 900 shares of Class B and no shares of Class C outstanding.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

On August 21, 2019 in connection with the term loan described in Note E, the Company issued warrants exercisable into Class C Common Stock equivalent. The number of Class C shares available to be issued is dependent on the Company’s adjusted EBITDA as defined in the Term Loan Agreement for the year ended August 28, 2020.  As the adjusted EBITDA was over $14,000 for the year ended August 28, 2020, the warrants are exercisable into 0.091041 shares. The purchase price per share of the Class C Common Stock is $0.01. The option to exercise the warrants expires on August 21, 2029. As of August 28, 2020 the warrants have not been exercised. As of August 28, 2020 the warrants were valued at $124.

NOTE I - COMMITMENTS AND CONTINGENCIES

The Company has contracts with various companies that guarantee pricing and delivery of sugar and agave. The Company’s responsibilities include taking delivery and making payment for the product during the terms of these contracts that are generally one year or less. As of August 28, 2020, the Company had 37,934 metric tons, valued at approximately $26,871 remaining to be purchased under these contracts through August 2021.

Sugar Creek on the Lake

In October 2013, Wholesome entered into a 91-month non-cancelable lease agreement for 15,562 square feet of office space in the Sugar Land area with a total lease commitment of $1,988. On January 27, 2014, Wholesome entered into the First Amendment of the Lease, which increased the total leased space to 19,021 square feet and a total lease commitment of $2,073. The lease term commenced February 14, 2014.

In June 2018, the Company entered into a 37-month non-cancelable sub-lease agreement for 6,168 square feet of the Sugar Creek on the Lake office space with a total lease receivable commitment of $238. The lease term commenced September 1, 2018.

In December 2018, the Company entered into a second sublease agreement for the Sugar Creek on the Lake space. This sub-lease is a 33.5-month non-cancelable agreement for 9,394 square feet of office with a total lease receivable commitment of $340. The lease term commenced December 17, 2018.

Arlington Heights

In June 2016, the Company entered into a 52-month non-cancelable lease for 25,027 square feet of office and warehouse space in Arlington Heights, Illinois with a total lease commitment of $738. The lease term commenced September 1, 2016. In October 2020 the Company entered into a lease termination agreement with the landlord which terminated the lease as of October 2020.

One Sugar Creek Center

In March 2018, the Company entered into a 72-month non-cancelable lease for 14,743 square feet of office space in the Sugar Land area with a total lease commitment of $1,401. The lease term commenced May 1, 2018.

Colony Row

In November 2019, the Company entered into a 13-month non-cancelable lease for 2,687 square feet of office space in Broomfield, Colorado with a total lease commitment of $41.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

Victory Park

On December 13, 2019, the Company entered into a 68.5-month non-cancelable lease agreement for 349,050 square feet of office space in the Houston area with a total lease commitment of $7,826.

Rent expense was $502 and $510 for the years ended August 28, 2020 and August 30, 2019, respectively. Future non-cancelable minimum lease payments net of lease revenue under the leases are as follows:

Fiscal Year	Amount
2021	$1,970
2022	1,883
2023	1,910
2024	1,715
2025	1,553

$9,031

In the ordinary course of business, the Company may be involved in various lawsuits and claims. Claims occur in the normal course of the Company’s operations, and in the opinion of the Company’s management, there are no claims against the Company that will have a material effect on the Company’s financial position or results of operations.

NOTE J - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

The Company’s cash balance was with a single financial institution as of August 28, 2020 and August 30, 2019. As of August 28, 2020 and August 30, 2019, cash balances were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250. As of August 28, 2020, the Company’s cash balance was below the FDIC limit. As of August 30, 2019, the Company’s cash balance was above the FDIC limit by $188.

To minimize risk associated with trade accounts receivable the Company performs initial and ongoing credit evaluations of the financial condition of its customers.

For the year ended August 28, 2020, the Company had two customers who each accounted for 20% and 11% of sales. For the year ended August 30, 2019, the Company had two customers who each accounted for 19% and 11% of sales. As of August 28, 2020, the Company had one customer that accounted for 27% of the total trade receivables. As of August 30, 2019, the Company had no customers that accounted for more than 10% of the total trade receivables.

For the year ended August 28, 2020, the Company had two vendors who each accounted for 16% and 12% of total purchases. For the year ended August 30, 2019, the Company had two vendors who each accounted for 26% and 10% of total purchases. As of August 28, 2020, the Company had one vendor who accounted for 14% of the Company’s accounts payable balance. As of August 30, 2019, the Company had two vendors who accounted for 22% and 11% of the Company’s accounts payable balance.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

NOTE K - RELATED-PARTY TRANSACTIONS

In January 2015, WSO’s 100% owner WSO Holdings, LP repurchased common points from a former partner for $2,817. Wholesome advanced money to WSO Holdings, LP to fund this transaction. The advance is evidenced by a note in the amount of $2,817 that accrues interest at 0.56%, matures on January 4, 2018 with interest and principal due at maturity. In connection with the purchase of TruSweets, WSO Holdings, LP contributed $515 toward the purchase in partial satisfaction of its obligation to the Company. On December 14, 2017, the Company and WSO Holding, LP entered into the First Amendment to the Intercompany Promissory Note, which extended the due date of the obligation to January 4, 2023 and revised the interest rate to 2.30%. As of August 28, 2020 and August 30, 2019, $2,493 and $2,451, respectively, was outstanding and is included due from WSO Holdings, LP in the consolidated balance sheets. For years ended August 28, 2020 and August 30, 2019, the Company recognized $56 and $55 of interest income related to the note.

In April 2018, in connection tax distributions made to certain partners, the Company entered into an Intercompany Promissory Note receivable with WSO Holdings LP for $159. Interest accrues at a rate of 2.72%. All accrued but unpaid interest is added to the principal amount outstanding on the first day of each month. The principal amount and all accrued but unpaid interest is due on December 30, 2025 or earlier if certain transactions occur. The note and interest receivable is included in Due from WSO Holdings LP in the consolidated balance sheet. For each of the years ended August 28, 2020 and August 30, 2019, the Company recognized $4 of income related to the note.

In October 2018, the Company entered into an $8,000 Subordinated Convertible Promissory Note with one of its indirect shareholders. This note was subsequently amended on March 1, 2019, as described in Note E.

In April 2019, under terms of Common and Incentive Securities Redemption Agreements, the Company repurchased Series A Common Stock from a former partner for $715. This stock is included as treasury stock in the consolidated balance sheet.

As described in Notes E and H, in August 2019 the Company entered into new term loan and warrant agreements. An officer and employee of the Company has a 1.389% of the total term loan commitment. This is included in long-term debt and equity in the consolidated balance sheets. For the year ended August 28, 2020 the Company paid the employee $54 for interest related to the note.

The Company reimbursed Billington $9 and $123 for travel expenses of personnel for the years ended August 28, 2020 and August 30, 2019, respectively. These are reflected in selling and general and administrative expenses in the consolidated statements of operations.

As discussed in Note A, in December 2019 the Company entered into a partnership agreement with Sucro to form WS Services. As of August 28, 2020 the Company had a 50% interest in the partnership. For the year ended August 28, 2020 the Company contributed $617 to the partnership. The Company utilized a WS Services warehouse for storage of raw materials. During the year ended August 28, 2020 the Company expensed $184 and had a payable to WS Services for $115.

From December 2019 to August 2020 the Company purchased $19,785 of sugar from Sucro, the Company’s partner in WS Services. As of August 28, 2020 the Company had an accounts payable balance of $1,186. During the same period Sucro purchased $524 of sugar from the Company. There was no receivable balance as of August 28, 2020.

WSO Investments, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 28, 2020 and August 30, 2019

($ in thousands)

NOTE L - SUBSEQUENT EVENTS

On December 17, 2020 the Company entered into a Stock Purchase Agreement (“SPA”) to sell all the issued and outstanding capital stock of WSO to Whole Earth Brands, Inc., a global food company for $180,000. The transaction closed February 5, 2021.